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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-37865, No. 333-43391, No. 333-77417, No. 333-82933, No.
33-59256 and No. 33-91194) of infoUSA Inc. of our report dated July 8, 1999 with resect to the financial statements of DM Holdings, Inc. included in this Amendment No. 1 to the Current Report on Form 8-K/A of infoUSA Inc. dated March 17, 2000, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ------------------------
                                        ERNST & YOUNG LLP
Atlanta, Georgia
March 17, 2000